                                                                    EXHIBIT 3.19


                                                      Ontario Corporation Number
                                                                  1414002
CERTIFICATE
This is to certify that these
articles are effective on
APRIL 19, 2000

                            ARTICLES OF INCORPORATION

1.   The name of the corporation is:

     CO-STEEL BENEFIT PLANS INC.

2.   The address of the registered office is:

     300 Consilium Place, Suite 800
     Toronto, Ontario M1H 3G2

3.   Number (or minimum and maximum number) of directors:

     Minimum 1, Maximum 20



4.  The first director(s) is/are:

                                      Residence address, giving street & No. or R.R.     Resident Canadian
First name, initials and surname      No. or municipality and postal code.               State Yes or No
------------------------------------- -------------------------------------------------- -----------------------------------
Terry G. Newman                       128 Longwater Chase                                Yes
                                      Unionville, Ontario   L3R 6C4

Brett Richards                        25 Windsor Valley Place                            Yes
                                      Courtice, Ontario   L1E 1J4

Lionel H. Schipper                    33 Jackes Avenue, #701                             Yes
                                      Toronto, Ontario   M4T 1E2

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

     There are no restrictions on business the Corporation may carry on or on powers the Corporation may exercise.

6. The classes and any maximum number of shares that the corporation is authorized to issue:

     The Corporation is authorized to issue an unlimited number of shares of one class, designated as Common Shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

     The rights of the holders of Common Shares of the Corporation are equal in all respects and include the rights,

     (a)  to vote at all meetings of shareholders; and,
     (b)  to receive the remaining property of the Corporation upon dissolution.




8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:


     No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

9.   Other provisions, if any, are:

     (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation, and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment, to be shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as one shareholder;

     (b) Any invitation to the public to subscribe for securities of the Corporation is prohibited;

     (c) Subject to the provisions of the Business Corporations Act (Ontario) as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:

          (i)  borrow money on the credit of the Corporation;

          (ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

          (iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

          (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

          (v) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

          Nothing in this paragraph (3) shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

     (d) Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

     (e) The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

     (f) Holders of shares of any class or series shall not be entitled to dissent nor to vote separately as a class or series upon a proposal to amend the articles of the Corporation to:

          (i) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

          (ii) effect an exchange, reclassification or cancellation of the shares of such class or series; or

          (iii) create a new class or series of shares equal or superior to the shares of such class or series.

10.  The names and addresses of the incorporators are:

                                                             Full residence address or address of registered office or
                                                             of principal place of business giving street & No. or R.R.
First name, initials and surname or corporate name           No., municipality and postal code.
------------------------------------------------------------ ------------------------------------------------------------
Terry G. Newman                                              128 Longwater Chase
                                                             Unionville, Ontario   L3R 6C4

Brett Richards                                               25 Windsor Valley Place
                                                             Courtice, Ontario   L1E 1J4

Lionel H. Schipper                                           33 Jackes Avenue, #701
                                                             Toronto, Ontario   M4T 1E2


There articles are signed in duplicate

--------------------------------------------------------------------------------

                           Signatures of incorporators



                             /s/ Terry G. Newman
              ---------------------------------------------------
                                 TERRY G. NEWMAN


                             /s/ Brett Richards
              ---------------------------------------------------
                                 BRETT RICHARDS


                           /s/ Lionel H. Schipper
              ---------------------------------------------------
                               LIONEL H. SCHIPPER